UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2022

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 30, 2022, iBio, Inc. (the “Company”) held a special meeting of stockholders virtually at which the following actions were taken (the “Special Meeting”). The proposals below are described in detail in the Company’s definitive proxy statement for the Special Meeting dated May 24, 2022, as amended on May 26, 2022, and revised on June 14, 2022.

As previously described in the Proxy Statement, each share of preferred stock, $0.001 par value per share (the “Preferred Stock”) entitled the holder to 5,000,000 votes on Proposal 1 at the Special Meeting; provided, that, such votes were required to be counted by the Company in the same proportion as the aggregate shares of common stock, $0.001 par value per share (the “Common Stock”) that were voted on such proposal.  Holders of Preferred Stock had no voting rights with regard to Proposal 2 and Proposal 3.  Holders of the Company’s Common Stock were entitled to one vote per share on each proposal.

Proposal 1

A proposal to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s  issued and outstanding shares of Common Stock at the ratio of one (1) share of Common Stock for every twenty five (25) shares of Common Stock (the “Reverse Stock Split Ratio”), such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable (the “Reverse Stock Split Proposal”), was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,095,125,956	2,017,764,557	875,301	0

Proposal 2

A proposal to amend the Certificate of Incorporation to decrease, immediately following and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock (the “Authorized Common Stock Decrease”) from 275,000,000 to 22,000,000 (the “Authorized Common Stock Decrease Proposal”), was not approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,319,857	37,372,276	1,073,681	0

Proposal 3

The proposal to approve any adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either the Reserve Stock Split Proposal and/or the Authorized Share Decrease Proposal, was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,457,849	47,267,874	1,040,091	0

The Company determined not to adjourn the Special Meeting in order to allow additional time for the Company’s stockholders to vote on Proposal 2.  As a result, the number of the Company’s authorized shares of Common Stock will remain at 275,000,000.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: July 6, 2022	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer